CONCERT INVESTMENT SERIES

BROKER DEALER CONTRACT
CFBDS, Inc.
21 Milk Street
Boston, Massachusetts  02109




PFS Distributors, Inc.
3100 Breckinridge Boulevard
Duluth, Georgia 30199-0062

Ladies and Gentlemen:

		We, CFBDS, Inc. ("CFBDS"), have agreements with the Concert Investment Series for which Mutual Management Corp. serves as investment adviser (the "Trust") pursuant to which we act as nonexclusive principal underwriter and distributor for the sale of shares of capital stock ("shares") of the various series of the Trust, and as such have the right to distribute shares for resale. The Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and the shares being offered to the public are registered under the Securities Act of 1933, as amended (the "1933 Act"). Each series of the Trust covered by a Distribution Agreement from time to time is referred to in this agreement as a "Fund" and collectively as the "Funds." The term "Prospectus", as used herein, refers to the prospectus and related statement of additional information (the "Statement of Additional Information") incorporated therein by reference (as amended or supplemented) on file with the Securities and Exchange Commission at the time in question. As a broker in the capacity of principal underwriter and distributor for the Trust, we offer to sell to you, as a broker or dealer, shares of each Fund upon the following terms and conditions:

1. In all sales to the public you shall act as broker for your customers or as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Trust, for us or for any other dealer.

2. Orders received from you will be accepted through us only at the public offering price per share (i.e. the net asset value per share plus the applicable front-end sales charge, if any) applicable to each order, and all orders for redemption of any shares shall be executed at the net asset value per share less any contingent deferred sales charge, if any, in each case as set forth in the Prospectus. You will be entitled to receive and retain any contingent deferred sales charge amounts in partial consideration of your payment to financial consultants of commission amounts at the time of sale and we will obligate any other brokers with whom we enter into similar agreements to pay such amounts directly to you. The procedure relating to the handling of orders shall be subject to paragraph 4 hereof and instructions which we or the Trust shall forward from time to time to you. All orders are subject to acceptance or rejection by the applicable Fund or us in the sole discretion of either. The minimum initial purchase and the minimum subsequent purchase of any shares shall be as set forth in the Prospectus pertaining to the relevant Fund.

		3. You shall not place orders for any shares unless you have already received purchase orders for those shares at the applicable public offering price and subject to the terms hereof.
You agree that you will not offer or sell any shares except under circumstances that will result in compliance with the applicable
Federal and state securities laws, the applicable rules and regulations thereunder and the rules and regulations of applicable regulatory agencies or authorities and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made, a copy of the Prospectus and, upon request, the Statement of Additional Information, and will not furnish to any person any information relating to shares which is inconsistent in any respect with the information contained in the Prospectus or Statement of Additional Information (as then amended or supplemented). You shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to you by or on behalf of us or the Trust, and such other information and materials as may be approved in writing by or on behalf of us or the Trust.

4. As a broker dealer, you are hereby authorized (i) to place orders directly with the Trust for shares subject to the applicable terms and conditions governing the placement of orders by us set forth in the Prospectus and (ii) to tender shares directly to the Trust or its agent for redemption subject to the applicable terms and conditions governing the redemption of shares applicable to us set forth in the Prospectus.

5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.
6. In determining the amount of any sales concession payable to you hereunder, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise you or the transfer agent to the contrary, the shares ordered will be deemed to be the total holdings of the specified investor.

7. (a) You agree that payment for orders from you for the purchase of shares will be made in accordance with the terms of the Prospectus. On or before the business day following the settlement date of each purchase order for shares, you shall transfer same day funds to an account designated by us with the transfer agent in an amount equal to the public offering price on the date of purchase of the shares being purchased less your sales concession, if any, with respect to such purchase order determined in accordance with the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus, we reserve the right, without notice, to cancel the sale and to hold you responsible for any loss sustained as a result thereof.

(b) If any shares sold under the terms of this Agreement are sold with a sales charge and are redeemed or are tendered for redemption within seven (7) business days after confirmation of your purchase order for such shares: (i) you shall forthwith refund to us the full sales concession received by you on the sale; and (ii) we shall forthwith pay to the applicable Fund our portion of the sales charge on the sale which has been retained by us, if any, and shall also pay to the applicable Fund the amount refunded by you.

(c) We will not be obligated to pay or cause to be paid to you any ongoing trail commission or shareholder service fees with respect to shares of the Funds purchased through you and held by or for your customers, which you shall collect directly from the Trust.

(d) Certificates evidencing shares shall be available only upon request. Upon payment for shares in accordance with paragraph 7(a) above, the transfer agent will issue and transmit to you or your customer a confirmation statement evidencing the purchase of such shares. Any transaction in uncertificated shares, including purchases, transfers, redemptions and repurchases, shall be effected and evidenced by book-entry on the records of the transfer agent.

8. No person is authorized to make any representations concerning shares except those contained in the current Prospectus and Statement of Additional Information and in printed information subsequently issued by us or the Trust as information supplemental to the Prospectus and the Statement of Additional Information. In purchasing or offering shares pursuant to this Agreement you shall rely solely on the representations contained in the Prospectus, the Statement of Additional Information and the supplemental information above mentioned.

9. You agree to deliver to each purchaser making a purchase of shares from or through you a copy of the Prospectus at or prior to the time of offering or sale, and, upon request, the Statement of Additional Information. You may instruct the transfer agent to register shares purchased in your name and account as nominee for your customers. You agree thereafter to deliver to any purchaser whose shares you or your nominee are holding as record holder copies of the annual and interim reports and proxy solicitation materials and any other information and materials relating to the Trust and prepared by or on behalf of us, the Trust or the investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to beneficial holders of shares. The Trust shall be responsible for the costs associated with forwarding such reports, materials and other information and shall reimburse you in full for such costs. You further agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose shares you or your nominee are holding as record holder. You further agree to obtain from each customer to whom you sell shares any taxpayer identification number certification required under
Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide us or our designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder. Additional copies of the Prospectus, Statement of Additional Information, annual or interim reports, proxy solicitation materials and any such other information and materials relating to the Trust will be supplied to you in reasonable quantities upon request.

10. (a) In accordance with the terms of the Prospectus, a reduced sales charge may be available to customers, depending on the amount of the investment or proposed investment. In each case where a reduced sales charge is applicable, you agree to furnish to the transfer agent sufficient information to permit confirmation of qualification for a reduced sales charge, and acceptance of the purchase order is subject to such confirmation. Reduced sales charges may be modified or terminated at any time in the sole discretion of the Trust.

(b) You acknowledge that certain classes of investors may be entitled to purchase shares at net asset value without a sales charge as provided in the Prospectus and Statement of Additional
Information.

(c) You agree to advise us promptly as to the amount of any and all sales by you qualifying for a reduced sales charge or no sales charge.

(d) Exchanges (i.e., the investment of the proceeds from the liquidation of shares of one Fund in the shares of another Fund, each of which is managed by the same or an affiliated investment adviser) shall, where available, be made in accordance with the terms of each Prospectus.

11. We and the Trust reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of any shares entirely. Each party hereto has the right to cancel the portions of this Agreement to which it is party upon notice to the other parties; provided, however, that no cancellation shall affect any party's obligations hereunder with respect to any transactions or activities occurring prior to the effective time of cancellation. We reserve the right to amend this Agreement in any respect effective on notice to you.

12. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering of shares. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph 12 is intended to operate as, and the provisions of this paragraph 12 shall not in any way whatsoever constitute a waiver by you of compliance with, any provisions of the 1933 Act or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

13. You agree that: (a) you shall not effect any transactions (including, without limitation, any purchases and redemptions) in any shares registered in the name of, or beneficially owned by, any customer unless such customer has granted you full right, power and authority to effect such transactions on his behalf,
(b) we shall have full authority to act upon your express instructions to sell, repurchase or exchange shares through us on behalf of your customers under the terms and conditions provided in the Prospectus and (c) we, the Trust, the investment adviser, the administrator, the transfer agent, the sub-transfer agent and our and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by you from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by us or any of the foregoing persons entitled to indemnification from you hereunder arising out of or in connection with (i) the execution of any transactions in shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of you, (ii) any statements or representations that you or your employees or representatives make concerning the Trust that are inconsistent with the Trust's Prospectus, (iii) any written materials used by you or your employees or representatives in connection with making offers or sales of shares that were not furnished by us, the Trust or the investment adviser or an affiliate thereof and (iv) any sale of shares of the Trust where the Trust or its shares were not properly registered or qualified for sale in any state, any U.S. territory or the District of Columbia, when we have indicated to you that the Trust or its shares were not properly registered or qualified. The indemnification agreement contained in this Paragraph 13 shall survive the termination of this Agreement.

14. You represent that: (a) you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or, if a foreign dealer who is not eligible for membership in the NASD, that (i) you will not make any sales of shares in, or to nationals of, the United States of America, its territories or its possessions, and (ii) in making any sales of shares you will comply with the NASD's Conduct Rules and (b) you are a member in good standing of the Securities Investor Protection Corporation ("SIPC"). You agree that you will provide us with timely written notice of any change in your NASD or SIPC status.

15. We shall inform you as to the states or other jurisdictions in which the Trust has advised us that shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your qualification to sell shares in any jurisdiction.

		16.	Any claim, controversy, dispute or deadlock arising
under this Agreement (collectively, a "Dispute") shall be settled by arbitration administered under the rules of the American Arbitration Association ("AAA") in New York, New York. Any arbitration and award of the arbitrators, or a majority of them, shall be final and the judgment upon the award rendered may be entered in any state or federal court having jurisdiction. No punitive damages are to be awarded.

17. All communications to us should be sent, postage prepaid, to 21 Milk Street, Boston, Massachusetts 02109 Attention:
Philip Coolidge. Any notice to you shall be duly given if mailed, telegraphed or telecopied to you at the address specified by you below. Communications regarding placement of orders for shares should be sent, postage prepaid, to First Data Investor Services Group, Inc., P.O. Box 5128, Westborough, Massachusetts 01581-5128.

18. This Agreement shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

19. 	This Agreement and the terms and conditions set
forth herein shall be governed by, and construed in accordance with, the laws of the State of New York.

						CFBDS, INC.


						By:
	(Authorized Signature)




Accepted:

	Firm Name:

	Address:



	Accepted By (signature):

	Name (print):

	Title: 			     		 Date:






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